Filed Pursuant to Rule 424(b)(3)
Registration No. 333-278454
Prospectus
Getty Images Holdings, Inc.
1,189,061 shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time by the selling securityholder identified in this prospectus (including its transferees, donees, pledgees and other successors-in-interest) (the “Selling Securityholder”) of up to 1,189,061 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issued to the Selling Securityholder as consideration (the “Resale Shares”) pursuant to the unit purchase agreement (the “Purchase Agreement”), by and among Getty Images Holdings, Inc., a Delaware corporation (“Getty Images” or the “Company”), Getty Images (US), Inc., a New York corporation, Motorsport Images LLC, a Florida limited liability company (“Motorsport Images”), and Motorsport.com, Inc., a Florida corporation (“Motorsport.com”).
We will not receive any proceeds from the sale of shares of our Class A Common Stock by the Selling Securityholder pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the securities. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Please see “Plan of Distribution” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock are traded on the New York Stock Exchange (the “NYSE”) under the symbol “GETY”. On April 25, 2024, the last reported sale price of our Class A Common Stock on the NYSE was $3.90 per share.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company”. Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26 , 2024

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus, including information incorporated by reference herein or therein. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is complete and accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.
This prospectus and any document incorporated by reference to this prospectus may contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and any document incorporated by reference to this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholder from time to time may offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.”
The Selling Securityholder may use the shelf registration statement to sell up to 1,189,061 shares of Class A Common Stock issued to the Selling Securityholder as consideration pursuant to the Purchase Agreement. Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find Additional Information; Incorporation of Documents by Reference.”
Neither we nor the Selling Securityholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information; Incorporation of Documents by Reference.”

MARKET AND OTHER INDUSTRY DATA
Information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, including independent industry publications, reports by market research firms or other published independent sources, assumptions made by the Company based on such sources and the Company’s knowledge of the visual content market. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable. Some market data and statistical information are also based on the Company’s good faith estimates, which are derived from management’s knowledge of the Company’s industry and such independent sources referred to above. This information may prove to be inaccurate because of the method by which the Company obtained some of the data for estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, although we believe these sources are reliable, certain market, ranking and industry data included in this prospectus, including the size of certain markets and the Company’s size or position and the positions of its competitors within these markets, including its services relative to competitors, are based on estimates of the Company’s management. These estimates have been derived from management’s considerable knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We have not independently verified any third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus, any prospectus and the documents incorporated by reference herein or therein are subject to change based on various factors, including those described in the sections titled “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors”, elsewhere in this prospectus and in the documents incorporated by reference herein.
Certain monetary amounts, percentages, statistics and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, as well as the documents incorporated by reference herein, that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus or in any documents incorporated by reference herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs;
•our ability to attract new customers and retain and motivate an increase in spending by its existing customers;
•the user experience of our customers on our websites;
•the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers;
•the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content;
•the risk that we operate in a highly competitive market;
•the risk that we are unable to successfully execute our business strategy or effectively manage costs;
•our inability to effectively manage our growth;
•our inability to maintain an effective system of internal controls and financial reporting;
•the risk that we may lose the right to use “Getty Images” trademarks;
•our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries;
•the increase use of Artificial Intelligence (“AI”) applications such as generative AI technologies that may result in harm to our brand, reputation, business, or intellectual property;
•the legal, social and ethical issues relating to the use of new and evolving technologies, such as AI, including statements regarding AI and innovation momentum;
•the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks;
•our inability to adequately adapt our technology systems to ingest and deliver sufficient new content;

•the risk of technological interruptions or cybersecurity breaches, incidents, and vulnerabilities;
•the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors' unions, could further impact our entertainment business;
•the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services, including with respect to our AI initiatives;
•the loss of and inability to attract and retain key personnel that could negatively impact our business growth;
•the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights;
•our reliance on third parties;
•the risks related to our use of independent contractors;
•the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business;
•the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation, the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business;
•the risk that claims, judgments, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business;
•the inability to maintain the listing of our Class A Common Stock on the NYSE;
•volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock;
•the lingering effect of the COVID-19 pandemic;
•changes in applicable laws or regulations;
•the risks associated with evolving corporate governance and public disclosure requirements;
•the risk of greater than anticipated tax liabilities;
•the risks associated with the storage and use of personally identifiable information;
•earnings-related risks such as those associated with late payments, goodwill or other intangible assets;
•our ability to obtain additional capital on commercially reasonable terms;
•the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act of 1933 (the “Securities Act”);
•risks associated with our reliance on information technology in critical areas of our operations;
•our inability to pay dividends for the foreseeable future;
•the risks associated with additional issuances of Class A Common Stock without stockholder approval;
•costs related to operating as a public company; and

•other risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this prospectus and in our other filings with the SEC.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K (the “Annual Report”) and in our other filings with the SEC. The risks described under the heading “Item 1A. Risk Factors” in our most recently filed Annual Report are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, the statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the section entitled “Risk Factors,” the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. See also the section entitled “Where You Can Find Additional Information; Incorporation of Documents by Reference.”
Unless the context otherwise requires or indicates, references to “Getty Images,” “Company,” “we,” “our,” and “us,” refer to Getty Images Holdings, Inc. and its subsidiaries.
Our Business
Overview
Getty Images was founded in 1995, with the core mission of bringing the world’s best creative and editorial visual content solutions to our customers to engage their audiences. We have developed market enhancements across e-commerce, content subscriptions, user-generated content, diverse and inclusive content, and proprietary research alongside investment in our technology platform, which includes generative AI-services designed to be commercially safe, natural language processing, AI based integrated APIs, to become a global, trusted industry leader in the visual content space.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) December 31, 2027, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Class A Common Stock in connection with the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which Getty Images is deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are also a “smaller reporting company” because the market value our shares of Class A Common Stock held by non-affiliates was less than $200 million as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Corporate Information
We were formed as a Delaware limited liability company and on July 21, 2022 we statutorily converted into a Delaware corporation under the name “Vector Holding, Inc.” and on July 22, 2022, in connection with the Business Combination, we changed our name to “Getty Images Holdings, Inc.”
Our principal executive office is located at 605 5th Ave S. Suite 400, Seattle, WA 98104 and our telephone number is (206) 925-5000. Our website is www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING
Resale of Class A Common Stock

Shares of Class A Common Stock offered by the Selling Securityholder	1,189,061 shares of Class A Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Securityholder.

Shares of Class A Common Stock Outstanding	408,503,294 shares, as of April 24, 2024

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Holders
As of April 24, 2024, there were approximately 41 holders of record of our Class A Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy	We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our Class A Common Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant.

NYSE ticker symbol	Class A Common Stock: GETY

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, investors should carefully consider the risks described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. See “Where You Can Find Additional Information; Incorporation of Documents by Reference.” If any of the events or developments described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholder.
The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDER
The Selling Securityholder listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholder” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholder’s interest in the shares of Class A Common Stock after April 1, 2024, other than through a public sale. The Selling Securityholder may have sold, transferred or otherwise disposed of the shares of Class A Common Stock set forth below since providing us with this information.
The following table sets forth, as of the date of this prospectus:
•the name of the Selling Securityholder for whom we are registering shares of Class A Common Stock for resale to the public,
•the number and percentage of shares of Class A Common Stock that the Selling Securityholder beneficially owned prior to the offering for resale of the securities under this prospectus,
•the number and percentage of shares of Class A Common Stock that may be offered from time to time for resale for the account of the Selling Securityholder pursuant to this prospectus, and
•the number and percentage of shares to be beneficially owned by the Selling Securityholder after the offering of the resale securities (assuming all of the offered shares of Class A Common Stock are sold by the Selling Securityholder).
Our registration of the shares of Class A Common Stock does not necessarily mean that the Selling Securityholder will sell all or any of such Class A Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Shares of Class A Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(1)
Motorsport.com, Inc.(2)	1,189,061	1,189,061	—	—
__________________
(1)The percentage of shares of Class A Common Stock to be beneficially owned after completion of the offering, if greater than 1%, is calculated on the basis of 408,503,294 shares of Class A Common Stock outstanding as of April 24, 2024.
(2)Shares hereby offered consist of 1,189,061 shares of Class A Common Stock issued to Motorsport.com, Inc. pursuant to the Purchase Agreement as consideration. Motorsport.com, Inc. sold 100% of the issued and outstanding units in Motorsport Images LLC to Getty Images (US), Inc. on April 1, 2024.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Securityholder or their permitted transferees of up to 1,189,061 Resale Shares (which represents approximately 0.3% of the outstanding Class A Common Stock as of the date of this prospectus).
The Selling Securityholder may offer and sell, from time to time, all or any portion of their respective shares of Class A Common Stock covered by this prospectus. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholder may sell their securities by one or more of, or a combination of, the following methods:
•on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•in privately negotiated transactions;
•in underwritten transactions;
•in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•through the writing or settlement of options (including put or call options) or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•by pledge to secured debts and other obligations;
•to or through underwriters or agents;
•“at the market” or through market makers or into an existing market for the securities; and
•any other method permitted pursuant to applicable law.
The Selling Securityholder may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholder and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholder may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholder. The Selling Securityholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholder and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholder is subject to the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholder. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
LEGAL MATTERS
Weil, Gotshal & Manges LLP will pass upon the validity of the Class A Common Stock covered by this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website located at www.sec.gov and on our website, free of charge, at www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of, and is not incorporated by reference into, this prospectus.
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 (the “Annual Report”);
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement Schedule 14A, filed with the SEC on April 24, 2024; and
•the description of our Class A Common Stock contained in our registration statement on Form 8-A, filed with the SEC on July 22, 2022, and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.
Getty Images Holdings, Inc.
605 5th Ave S. Suite 400
Seattle, WA 98104
Tel: (206) 925-5000
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.